Michael Johnson & Co., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237

Michael B. Johnson C.P.A.                            Telephone: (3030) 796-0099
Member: A.I.C.P.A.                                          Fax: (303) 796-0137

                               LETTER OF CONSENT
                        RE: AUDITED FINANCIAL INFORMATION

We consent to the incorporation by reference on Form SB2 of our report dated March 28, 2001 relating to the audited financial statements of Cormax Business, Inc. for the years ended December 31, 2000 and 1999 included in its Annual Report on Form 10-KI.

Michael Johnson & Company, LLC



/s/ Michael Johnson LLC
---------------------------
By: Michael B. Johnson, CPA
9175 East Kenyon Avenue, Suite 100
Denver, CO 80237
Telephone: (303) 796-0099
Facsimile: (303) 796-0137